Exhibit 10.1

Execution Version

SECOND AMENDMENT

TO

CREDIT AGREEMENT

Dated as of June 25, 2013

among

NEW SOURCE ENERGY PARTNERS L.P.,

as Borrower,

BANK OF MONTERAL

as Administrative Agent,

ASSOCIATED BANK, N.A.,

as Syndication Agent,

and

THE LENDERS PARTY HERETO

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND Amendment to Credit Agreement (this “Second Amendment”) dated as of June 25, 2013, is among New source energy PARTNERS L.P., a Delaware limited partnership, (the “Borrower”); each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and bank of montreal, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.           WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of February 13, 2013 (as amended by the First Amendment to Credit Agreement dated February 28, 2013, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.             The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.

C.            NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Second Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.     Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all section and exhibit references in this Second Amendment refer to sections or exhibits of the Credit Agreement.

Section 2.     Amendment to the Credit Agreement.

2.1           Amendment to Section 1.02. The definition of “Agreement” is hereby amended and restated in its entirety to read as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment to Credit Agreement dated as of February 28, 2013 and the Second Amendment to Credit Agreement dated as of June 25, 2013, and as the same may from time to time be amended, modified, supplemented or restated.

Section 3.     New Lenders, Assignments and Reallocation of Commitments and Loans; Borrowing Base Increase.

3.1           New Lenders, Assignments and Reallocation of Commitments and Loans. Each Lender party to the Credit Agreement immediately prior to the Second Amendment Effective Date (used herein as defined below) has, in consultation with the Borrower, agreed to reallocate its respective Maximum Credit Amount and Commitment and to, among other things, allow Commonwealth Bank of Australia and Societe Generale to become parties to the Credit Agreement as Lenders, (collectively, the “New Lenders” and each a “New Lender”) by acquiring an interest in the Aggregate Maximum Credit Amounts and Commitments. The Administrative Agent and the Borrower hereby consent to such reallocation and each New Lender’s acquisition of an interest in the Maximum Credit Amounts and Commitments. On the Second Amendment Effective Date and after giving effect to such reallocations, the Maximum Credit Amounts and Commitment of each Lender (including the New Lenders) shall be as set forth on Annex I to this Second Amendment, which Annex I supersedes and replaces Annex I to the Credit Agreement, and each New Lender shall become a party to the Credit Agreement, as amended by this Second Amendment, as a “Lender” and have all of the rights and obligations of a Lender under the Credit Agreement, as amended by this Second Amendment, and the other Loan Documents. With respect to such reallocation, each New Lender shall be deemed to have acquired the Maximum Credit Amount and Commitment assigned to it from the existing Lenders pursuant to the terms of the Assignment and Assumption attached as Exhibit F to the Credit Agreement as if the New Lenders and such existing Lenders executed an Assignment and Assumption with respect to such allocation pursuant to which the term “Effective Date” shall be the “Second Amendment Effective Date” as defined herein and item 6 therein shall be deemed to be deleted. Notwithstanding Section 12.04(b)(ii)(C), the Lenders deemed to be parties to the Assignment Agreement shall not be required to pay a processing and recordation fee of $3,500 to the Administrative Agent. On the Second Amendment Effective Date, the Administrative Agent shall take the actions specified in Section 12.04(b)(v), including recording the assignment described herein in the Register, and such assignment shall be effective for purposes of the Credit Agreement. If, on the Second Amendment Effective Date, any Eurodollar Loans have been funded, then the Borrower shall be obligated to pay any breakage fees or costs that are payable pursuant to Section 5.02, in connection with the reallocation of such outstanding Eurodollar Loans to effectuate the provisions of this paragraph.

3.2           Borrowing Base Increase. For the period from and including the Second Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be equal to $75,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 8.13(c) or Section 9.12(d). For this avoidance of doubt, this Borrowing Base increase shall constitute the April 1, 2013 Scheduled Redetermination.

Section 4.     Conditions Precedent. This Second Amendment shall become effective on the date when each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Second Amendment Effective Date”):

4.1           The Administrative Agent shall have received from the Lenders and the Borrower, (in such number as may be requested by the Administrative Agent) counterparts of this Second Amendment signed on behalf of such Person.

4.2           No Default shall have occurred and be continuing as of the Second Amendment Effective Date.

4.3           The Administrative Agent shall have received new duly executed Notes payable to Commonwealth Bank of Australia and Societe Generale, to the extent requested by each such Lender, in a principal amount equal to the applicable new Maximum Credit Amount of such Lender, dated as of the Second Amendment Effective Date.

4.4           The Administrative Agent shall have received a nonrefundable upfront fee in an amount equal to $112,500, payable to the Administrative Agent in immediately available funds for the account of each New Lender in accordance with the amount of such New Lender’s Commitment provided for in this Second Amendment.

4.5           Each New Lender shall have received a nonrefundable fee in the amount of $28,125 from each of BMO Harris Financing, Inc. and Associated Bank, N.A.

4.6           The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this Second Amendment to be effective (and the Second Amendment Effective Date shall occur) when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.     Miscellaneous.

5.1           Confirmation. The provisions of the Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect following the effectiveness of this Second Amendment.

5.2          Ratification and Affirmation; Representations and Warranties. The Borrower hereby (a) acknowledges the terms of this Second Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby; and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Second Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event, development or circumstance has occurred which individually or in the aggregate has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

5.3           Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by telecopy, facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

5.4           No Oral Agreement. This Second Amendment, the Credit Agreement, and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

5.5           GOVERNING LAW. This Second Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of Texas.

5.6          Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

5.7           Severability. Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.8           Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

BORROWER:	New Source Energy Partners L.P.

	By:	New Source Energy GP, LLC,
its general partner

	By:	/s/ Kristian B. Kos
Kristian B. Kos
President and Chief Executive Officer

Signature Page to Second Amendment to Credit Agreement

ADMINISTRATIVE AGENT:	BANK OF MONTREAL,
as Administrative Agent and Issuing Bank

	By:	/s/ Gumaro Tijerina
	Name:	Gumaro Tijerina
	Title:	Director

Signature Page to Second Amendment to Credit Agreement

LENDERS:	BMO HARRIS FINANCING, INC.,
as a Lender

	By:	/s/ Gumaro Tijerina
	Name:	Gumaro Tijerina
	Title:	Director

ASSOCIATED BANK, N.A.,
as a Lender

By:	/s/ Timothy Brendel
Name:	Timothy Brendel
Title:	Senior Vice President

COMMONWEALTH BANK OF AUSTRALIA,
as a Lender

By:	/s/ David Giacalone
Name:	David Giacalone
Title:	Risk Executive

SOCIETE GENERALE,
as a Lender

By:	/s/ Graeme Bullen
Name:	Graeme Bullen
Title:	Managing Director

Signature Page to Second Amendment to Credit Agreement

 Annex I

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
BMO Harris Financing, Inc.	30.00%	$45,000,000.00
Associated Bank, N.A.	30.00%	$45,000,000.00
Commonwealth Bank of Australia	20.00%	$30,000,000.00
Societe Generale	20.00%	$30,000,000.00
TOTAL	100.00%	$150,000,000.00

 Annex I